SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report:          June 16, 1998



                                MATTEL, INC.
                                ------------
           (Exact name of registrant as specified in its charter)


         Delaware                  001-05647                        95-1567322
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(State or other jurisdiction      (Commission                 (I.R.S. Employer
 of incorporation)                  File No.)              Identification No.)




333 Continental Boulevard, El Segundo, California                   90245-5012
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code              (310) 252-2000
                                                  ----------------------------

                                   N/A
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       (Former name or former address, if changed since last report)

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                Information to be included in the Report
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Item 5.         Other Events
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                Mattel, Inc. hereby incorporates by reference herein its
                press release dated June 15, 1998 regarding the Company achieving its full-year EPS target, a copy of which is included as Exhibit 99.0 attached hereto.

                On June 15, 1998, Mattel, Inc. and Pleasant Company announced an agreement by which Mattel will acquire the Wisconsin-based direct marketer of books, dolls, clothing, accessories and activity products bearing the American Girl brand for $700 million. Mattel also announced that Pleasant Rowland, president and founder of Pleasant Company, will become vice-chairman of Mattel, Inc. and will serve on Mattel's board of directors. A copy of the stock purchase agreement related to this transaction is included as Exhibit 99.1 attached hereto.

Item 7.         Financial Statements and Exhibits
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        (a)     Financial statements of businesses acquired:   None

        (b)     Pro forma financial information:   None

        (c)     Exhibits:

                99.0  Press release dated June 15, 1998.

                99.1 Stock purchase agreement dated June 12, 1998 between Pleasant Rowland Frautschi and W.
                      Jerome Frautschi and Mattel, Inc.


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                               SIGNATURES
                               ----------

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              MATTEL, INC.
                                              Registrant

                                              By: /s/ LELAND P. SMITH
                                                  -------------------------
                                                  Leland P. Smith
        Date: June 16, 1998                       Assistant General Counsel
              -------------                       and Secretary


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